UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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AEGEAN MARINE PETROLEUM NETWORK INC.
(Name of Registrant as Specified in Its Charter)

TYLER BARON AUGUST ROTH JUSTIN MOORE SHAH CAPITAL MANAGEMENT HIMANSHU H. SHAH TOWLE & CO. JOSEPH E. TOWLE CHRISTOPHER D. TOWLE RAYMOND J. BARTOSZEK DAVID K. KIRSHNER DONALD A. MOORE
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Tyler Baron, together with the other participants named herein (collectively, “The Committee for Aegean Accountability”), intends to make a preliminary filing with the Securities and Exchange Commission (“SEC”) of a proxy statement and an accompanying proxy card to be used to solicit votes for the election of a slate of director nominees at the upcoming 2018 annual meeting of stockholders of Aegean Marine Petroleum Network Inc., a corporation incorporated under the laws of the Republic of the Marshall Islands (the “Company”).

On February 1, 2018, ShippingWatch published the following article regarding The Committee for Aegean Accountability’s campaign for change at the Company:

Disappointed investors to break up Aegean's board

BY TOMAS KRISTIANSEN, NIKLAS KRIGSLUND

Published  01.02.18 at 09:04

A group of investors led by the fund Sentinel Rock Capital is so dissatisfied with the development of the bunker company Aegean Marine Petroleum that they are now pushing for a change of the board, they tell ShippingWatch.

A group of investors is so displeased with the management at bunker company Aegean Marine Petroleum that it is now trying to replace several members of the board to improve company performance and boost the share price.

The investors' list of criticisms is long and includes poor corporate governance, related party transactions and a lack of a long-term strategy.

The displeased investors have gathered in a group dubbed The Committee for Aegean Accountability, which represents more than 12 percent of the shares in the New York-listed company with Greek roots.

The committee is headed by Tyler Baron, a portfolio manager at US-based fund Sentinel Rock Capital. To curb the problems, the group will now nominate four new candidates for the board of directors.

"We have been very constructive in our private communications with the board, which go back to last spring. When this did not progress, we were forced to form a group of shareholders and go public with our concerns," Baron tells ShippingWatch.

"We are going to put forward a very compelling list of directors with market experience and operational expertise as well as turnaround and financial management expertise. The candidates we’ll be nominating can be instrumental in helping effect a positive change at the company," says Baron.

Aegean is aware of the criticism from the investors, which was first made public in an open letter shortly before Christmas.

"We understand that Mr. Baron is nominating four persons for positions on the company's board of directors, and the company is considering its response," the company informs ShippingWatch in a written statement.

Lacks influence

The investors' dissatisfaction has been stewing for some time and stems from the fact that they feel left without representation at the company of which they own a part. They also feel that the share has underperformed due to what they describe as poor management.

Aegean Marine Petroleum was established by Dimitris Melissanidis in 1995. The Greek businessman also owns one of Greece's biggest oil companies, Aegean Oil, as well as soccer club AEK Athens.

According to Baron, many of the issues can be traced back to the founding of the company, which was listed in New York more than a decade ago, but still has strong ties to Greece.

"The main issue is that minority shareholders do not have proper representation on the board. This is a company that has a legacy of terrible corporate governance, an anachronism rooted in the founding of the company, which used to be controlled by Mr. Melissanidis," says Baron.

As such, Melissanidis' sale of his stake back to the company in August 2016 was seen as a new beginning. But so far nothing has changed, say the critical shareholders.

"Not only do you have the same corporate governance structure and the same degree of related party transactions, but he no longer has any skin in the game, unlike the other shareholders. So what was hoped to be a harbinger of positive change has ended up leaving shareholders in an even worse situation," he says.

He also notes that the board of directors currently only has four active members, of which three were appointed by the founder when the company was listed in 2006, and that minority shareholders are not represented.

Great potential

According to the committee of critical shareholders, the Aegean Marine Petroleum share has dropped 75 percent since the listing in 2006.

Baron points to high costs and inefficient financing as part of the reasons for the share price slide, and he lists the company’s recent exit from Singapore as a symptom of these issues.

But he does see potential in Aegean, one of the biggest players in the bunker sector, not least due to the upcoming IMO sulfur directive, which means that ship fuel after 2020 can only contain 0.5 percent sulfur.

This will make carriers turn to the dominant players in the market, and as such, it is vital that Aegean sets out a strategy for the time after 2020, he explains.

"I think customers are going to be figuring out who they need to rely upon to ensure availability and not just price of bunkers. There are going to be a lot of advantages for operators with scale and fixed assets that can position themselves strategically. The strategic process needs to start now," Baron tells ShippingWatch.

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

Tyler Baron, together with the other participants named herein (collectively, "The Committee for Aegean Accountability"), intends to make a preliminary filing with the Securities and Exchange Commission ("SEC") of a proxy statement and an accompanying proxy card to be used to solicit votes for the election of a slate of director nominees at the 2018 annual meeting of stockholders of Aegean Marine Petroleum Network, Inc. (“Aegean” or, the “Company”).

THE COMMITTEE FOR AEGEAN ACCOUNTABILITY ADVISES ALL STOCKHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC'S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THE SOLICITATION WILL PROVIDE COPIES OF THESE MATERIALS WITHOUT CHARGE UPON REQUEST.

The participants in the solicitation are Tyler Baron, August Roth, Justin Moore, Shah Capital Management, Himanshu H. Shah, Towle & Co., Joseph E. Towle, Christopher D. Towle, Raymond Bartoszek, David Kirshner and Donald Moore.

As of January 31, 2017, Mr. Baron beneficially owns directly 160,000 shares of ANW common stock, $0.01 par value per share (the “Common Stock”), 1,000 shares of which are held in record name. Mr. Roth owns directly 850,000 shares of Common Stock, 1,000 shares of which are held in record name. Mr. J. Moore owns directly 712,569 shares of Common Stock. Shah Capital Management (“SCM”) beneficially owned 1,057,507 shares. Mr. Shah owns directly 35,594 shares of Common Stock and, as President and Chief Investment Officer of SCM, may be deemed the beneficial owner of the 1,057,507 shares beneficially owned by SCM. Towle & Co. (“Towle”) beneficially owns 2,040,539 shares of Common Stock. Mr. J. Towle owns directly 58,900 shares of Common Stock and, as the investment manager of Ellwood House Association (“Ellwood”), may be deemed the beneficial owner of the 10,100 shares held by Ellwood. Mr. J. Towle, as a partner of Towle, may also be deemed the beneficial owner of the 2,043,939 shares beneficially owned by Towle. Mr. C. Towle owns directly 27,735 shares, including 4,500 shares owned by his spouse. Mr. C. Towle, as general partner of Towle Institutional Partners, LP (“Towle Partners”), may be deemed the beneficial owner of the 1,235 shares held by Towle Partners. As a partner of Towle, Mr. C. Towle may also be deemed the beneficial owner of the 2,043,939 shares beneficially owned by Towle. Mr. Bartoszek owns directly 150,000 shares of Common Stock. Mr. Kirshner owns 3,000 shares of Common Stock. Mr. D. Moore does not own any shares of Common Stock.